UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2008

NB TELECOM, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-134073	04-3836208
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Craig Burton, Secretary
106 May Drive, Saxonburg, Pennsylvania 16056

(724) 352-7606

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

NB Telecom, Inc. (the “Company”) has previously issued rights to purchase up to 6,000,000 shares of its common stock to holders of record at 5:00p.m., New York time on August 24, 2006. Such rights granted each shareholder with the right to purchase 0.12089 shares of common stock for each share of common stock currently held. The subscription price for the exercise rights is $.10 per share, payable in cash. The subscription period for the rights originally expired at 5:00 p.m., New York time on December 31, 2007; however Management of the Company had the authority to amend or extend the subscription period for the rights.

On December 26, 2007 the Board of Directors of the Company voted to extend the subscription period for the rights from 5:00p.m., New York time on December 31, 2007 to 5:00 p.m., New York time on December 31, 2008. The Board of Directors reserved the right to withdraw the rights offering at any time prior to the expiration date of the rights.

On December 22, 2008, the Board of Directors of the Company voted to withdraw the rights offering effective 5:00p.m., New York time on December 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NB Telecom, Inc.

Date: December 22, 2008	By:	/s/ Craig Burton
Craig Burton Secretary